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EXHIBIT 23.   CONSENT OF INDEPENDENT ACCOUNTANTS.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-37279) of Hercules Incorporated of our report dated June 26, 2000 relating to the financial statements of the Hercules Incorporated Savings & Investment Plan, which appears in this Form 11-K.



/s/ PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
June 28, 2000